Exhibit 10.32

<Date>

<Employee Name>

<Employee Address>

Dear <Employee Name>:

Pursuant to the terms and conditions of the Plug Power Inc., 1999 Stock Option and Incentive Plan (the “Plan”), you have

Granted To:

Grant Date:

Granted: Grant Price:	Total Cost to Exercise:

Expiration Date:

Vesting Schedule:

The Grant on the date shown above, has been issued to me under the terms and conditions of the Plan. If you need a copy of the plan, please contact your Employee Benefits Department.

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form and return to your Employee Benefits Department